Calculation of Filing Fee Tables
S-8
Protalix BioTherapeutics, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.001 per share	Other	3,500,000	$ 2.45	$ 8,575,000.00	0.0001381	$ 1,184.21
Total Offering Amounts:						$ 8,575,000.00		$ 1,184.21
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,184.21
Offering Note
[1]	a) Registrant is registering 3,500,000 shares under the Protalix BioTherapeutics, Inc. Amended and Restated 2006 Stock Incentive Plan (the "Plan"), pursuant to this Registration Statement on Form S-8 (this "Registration Statement"). b) This Registration Statement also registers additional securities to be offered or issued upon adjustments or changes made to registered securities by reason of any stock splits, stock dividends or similar transactions as permitted by Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended. c) Estimated in accordance with Rules 457(h) and Rule 457(c) solely for purposes of calculating the registration fee. The maximum price per Security and the maximum aggregate offering price are based on the average of the high and low sale price of the Registrant's common stock as reported on the NYSE American on August 7, 2026, which date is within five business days of the filing of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources